UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2005

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation or Organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement

          On March 31, 2005, an indirect subsidiary of Pennsylvania Real Estate Investment Trust (the “Company,” which term, as appropriate, includes its subsidiaries) entered into a Purchase and Sale Agreement (the “Agreement”) with Colonial Realty Limited Partnership to purchase Gadsden Mall and a freestanding office building in Gadsden, Alabama for approximately $58.8 million. A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated by reference herein. The Company also completed this acquisition on March 31, 2005.

          Gadsden Mall is an approximately 480,000 square foot regional mall and is anchored by Sears, McRae’s, Belk, and a 16-screen Premiere Cinemas stadium seating movie theater. The mall currently has more than 45 in-line tenants, including Aeropostale, American Eagle Outfitters, Bath & Body Works, Finish Line, Footlocker, FYE, The Gap, Kay Jewelers, Ruby Tuesday and Victoria’s Secret. The in-line occupancy for the mall was approximately 86% as of December 31, 2004, and the mall’s sales per square foot were approximately $292 for the twelve months ended December 31, 2004.

          The acquisition included the nearby P&S Building, which has approximately 40,000 square feet of space, and the sole tenant in the building is the State of Alabama Department of Human Resources. PREIT considers this property to be non-strategic, and plans to market it for sale.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

          On March 31, 2005, in order to finance the acquisition of Gadsden Mall, the Company borrowed an additional $60.0 million under its $500 million unsecured revolving Credit Facility (the “Credit Facility”). After the borrowing on March 31, 2005, and after a recent draw on the Credit Facility of approximately $16.0 million for working capital purposes, there was a total of $402.0 million outstanding under the Credit Facility, with interest rates on amounts outstanding ranging from 3.74% to 3.90% per annum, subject to adjustment as provided under the terms of the Credit Facility. Under the Credit Facility, the Company must repay the entire principal amount outstanding at the end of the term, which is November 20, 2007. The Company has an option to extend the term for a further 14 months, to January 20, 2009, provided that there is no event of default at that time.

          The Credit Facility agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2003. An amendment to the Credit Facility was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 3, 2005.

          This report contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect the Company’s current views about future events and are subject to risks,

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uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. There can be no assurance that PREIT will be able to dispose of the P&S Building at the price or on the terms it seeks, or at all, and PREIT cannot predict the length of time needed to find a willing purchaser and to close the sale of this property. The Company does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements set forth in this report to reflect new information, future events or otherwise. Investors are directed to consider the risks and uncertainties discussed in other documents the Company has filed with the Securities and Exchange Commission and, in particular, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Item 9.01      Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Purchase and Sale Agreement by and between Colonial Realty Limited Partnership and PREIT-RUBIN, Inc.

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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: April 5, 2005	By:	/s/ Jonathan Weller
Jonathan Weller
Vice Chairman

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Exhibit Index

          10.1      Purchase and Sale Agreement by and between Colonial Realty Limited Partnership and PREIT-RUBIN, Inc.